                          FORM OF IRREVOCABLE ELECTION

    (TO ACCOMPANY CERTIFICATES FOR SHARES OF SERIES A CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK)

                                       OF

                         FHP INTERNATIONAL CORPORATION

            PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS SET FORTH BELOW

IMPORTANT: THIS FORM OF IRREVOCABLE ELECTION, PROPERLY COMPLETED AND EXECUTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW, TOGETHER WITH YOUR CERTIFICATE(S) FOR SHARES ("FHP PREFERRED SHARES") OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK ("FHP PREFERRED STOCK") OF FHP INTERNATIONAL CORPORATION ("FHP"), MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "IRREVOCABLE ELECTION AGENT") PRIOR TO 5:00 P.M., EASTERN STANDARD TIME ON DECEMBER 27, 1996 ("THE ELECTION DEADLINE") (UNLESS DELIVERY IS GUARANTEED IN BOX C BELOW IN ACCORDANCE WITH INSTRUCTION A). DELIVERIES MADE TO ADDRESSES OTHER THAN THE ADDRESS FOR THE IRREVOCABLE ELECTION AGENT SET FORTH BELOW DO NOT CONSTITUTE VALID DELIVERIES AND THE IRREVOCABLE ELECTION AGENT WILL NOT BE RESPONSIBLE THEREFOR.

PLEASE READ AND FOLLOW CAREFULLY THE INSTRUCTIONS SET FORTH BELOW, WHICH SET FORTH THE REQUIREMENTS THAT MUST BE COMPLIED WITH IN ORDER TO MAKE AN EFFECTIVE ELECTION. NOMINEES, TRUSTEES, OR OTHER PERSONS WHO HOLD FHP PREFERRED SHARES IN A REPRESENTATIVE CAPACITY ARE DIRECTED TO INSTRUCTION E(3).

    THIS FORM OF IRREVOCABLE ELECTION IS TO BE EXECUTED AND RETURNED TO THE IRREVOCABLE ELECTION AGENT AT THE FOLLOWING ADDRESS:

                          IRREVOCABLE ELECTION AGENT:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

BY HAND, REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER:          BY FACSIMILE:
AMERICAN STOCK TRANSFER & TRUST COMPANY                              (718) 921-8336
6201 FIFTEENTH AVENUE
BROOKLYN, NEW YORK 11219                                             FOR INFORMATION CALL:
                                                                     (718) 921-8206

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE ACCOMPANYING INSTRUCTIONS SHOULD BE READ CAREFULLY BEFORE THIS FORM OF IRREVOCABLE ELECTION IS COMPLETED.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Ladies and Gentlemen:

    1. Pursuant to the terms of an Amended and Restated Agreement and Plan of Reorganization dated as of November 11, 1996 (as amended from time to time, the "Reorganization Agreement") among N-T Holdings, Inc. ("PacifiCare Holding"), PacifiCare Health Systems, Inc. ("PacifiCare"), Neptune Merger Corp., Tree Acquisition Corp. ("FHP Merger Sub") and FHP, and in connection with the merger of FHP and FHP Merger Sub (the "FHP Merger") as contemplated thereunder, assuming approval of the Series A Amendment (as defined below), the undersigned, as a holder of FHP Preferred Shares, would be entitled to receive for each FHP Preferred Share, upon consummation of the FHP Merger, an amount of cash equal to $14.113, one-half ( 1/2) share of Series A Cumulative Convertible Preferred Stock of PacifiCare Holding and Talbert Rights (as defined in the Reorganization Agreement) (collectively, the "Series A Merger Consideration"). Pursuant to the Certificate of Designation of Powers, Preferences and Rights of FHP Preferred Stock (the "Series A Certificate"), if an amendment to the Series A Certificate (the "Series A Amendment") is not approved, the undersigned, upon consummation of the FHP Merger, would be entitled to (i) exercise certain "Special Conversion Rights" (as defined in the Series A Certificate), or (ii) waive such Special Conversion Rights and elect to receive the same consideration in the FHP Merger that such holder would have received if such holder had converted such holder's FHP Preferred Shares into shares of common stock of FHP immediately prior to the effective time ("Effective Time") of the FHP Merger (the "As-If-Converted Merger Consideration"), as set forth in the Series A Certificate.

    2. By completing this Form of Irrevocable Election, transmitting the certificate(s) representing FHP Preferred Shares (or complying with the procedures for guaranteed delivery set forth below) identified in Box A below as to which an Irrevocable Election (as defined below) is made, and otherwise complying with the instructions set forth herein, the undersigned, subject to the terms and conditions set forth in this Form of Irrevocable Election, including the documents incorporated herein by reference, hereby (a) surrenders the certificate(s) (the "Certificates") representing the FHP Preferred Shares listed in Box A (Certificate Information) and (b) irrevocably elects (an "Irrevocable Election"), as indicated below, with respect to all FHP Preferred Shares represented by the Certificate(s), to receive in the FHP Merger the Series A Merger Consideration whether or not the Series A Amendment is approved and waive such holder's rights to (1) exercise Special Conversion Rights; (2) receive As-If-Converted Merger Consideration; and (3) convert FHP Preferred Shares into shares of Common Stock of FHP. Further, the undersigned hereby irrevocably agrees not to gift, sell, hypothecate or in any other manner transfer such FHP Preferred Shares to any person who does not expressly accept such stock subject to such Irrevocable Election and agree to be bound thereby. Notwithstanding the foregoing, the restrictions imposed by this Irrevocable Election shall lapse if the Reorganization Agreement shall terminate in accordance with its terms prior to the Effective Time.

    3. If the Irrevocable Election Agent has not received your properly completed Form of Irrevocable Election, accompanied by your Certificates (unless Box C (Guaranty of Delivery) has been properly completed and such Certificates are received by the Irrevocable Election Agent by the Guaranteed Delivery Deadline (as defined below)), by the Election Deadline of 5:00 p.m., Eastern Standard Time, on December 27, 1996, in the event the Series A Amendment is not approved, you will not receive the Series A Merger Consideration. See "The Mergers and Related Transactions--Merger Consideration--FHP-- Irrevocable Election by the FHP Preferred Stockholders" in the Joint Proxy Statement/Prospectus (as defined below).

    4. This Irrevocable Election is subject to the terms and conditions set forth in the Reorganization Agreement and the Joint Proxy Statement/Prospectus delivered in connection therewith (the "Joint Proxy Statement/Prospectus"), furnished to stockholders of FHP in connection with the FHP Merger and accompanying this Form of Irrevocable Election, all of which are incorporated herein by reference.

Receipt of the Joint Proxy Statement/Prospectus, including the Reorganization Agreement attached thereto, is hereby acknowledged. Copies of the Joint Proxy Statement/Prospectus are available upon request (see Instruction F(6)).

    5. Holders of FHP Preferred Shares who make the Irrevocable Election are still entitled to vote with respect to the Series A Amendment and other matters to be considered by holders of FHP Preferred Shares at the FHP Meeting (as defined in the Joint Proxy Statement/Prospectus) and are encouraged to vote FOR the transactions contemplated by the Reorganization Agreement and FOR the Series A Amendment in person or by proxy. See "The FHP Meeting" in the Joint Proxy Statement/Prospectus.

    6. The Irrevocable Election applies to all the FHP Preferred Shares represented by the Certificates. The undersigned acknowledges that, following consummation of the Mergers, he, she or it must complete and execute a letter of transmittal in the form provided by PacifiCare Holding in order to receive the Series A Merger Consideration.

    7. The undersigned authorizes the Irrevocable Election Agent to deliver the Certificates and this Form of Irrevocable Election to ChaseMellon Shareholder Services L.L.C. (the "Exchange Agent"), if the FHP Merger is consummated.

                          FORM OF IRREVOCABLE ELECTION
                               EXECUTION SECTION
             BOX A: ELECTION AND DESCRIPTION OF SHARES SURRENDERED

                      NAME(S) AND ADDRESS OF HOLDER OF RECORD AS SHOWN ON RECORDS OF FHP
  (IF THE SPACE PROVIDED BELOW IS INADEQUATE, THE CERTIFICATE NUMBERS AND NUMBERS OF SHARES SHOULD BE LISTED
                                ON A SEPARATE SIGNED SCHEDULE AFFIXED HERETO.)
                      CERTIFICATE(S) SURRENDERED (ATTACH SEPARATE SCHEDULE IF NECESSARY)
COLUMN 1                                                                  COLUMN 2

                       NUMBER(S) OF CERTIFICATES
                                               DELIVERED WITH                       NUMBER OF SHARES
                                              PREVIOUS FORM OF                REPRESENTED BY CERTIFICATES
        DELIVERED HEREWITH                        ELECTION                            IN COLUMN 1

TOTALS

ALL FHP PREFERRED SHARES REPRESENTED BY CERTIFICATES LISTED IN COLUMN 1 WILL BE DEEMED TO HAVE BEEN SURRENDERED AND TO BE SUBJECT TO THE IRREVOCABLE ELECTION.

BOX B

                                   SIGN HERE

 By signing below and complying with the other terms and conditions hereof, the undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Form of Irrevocable Election and to deliver for surrender and cancellation the above-described Certificate(s) delivered herewith and that the rights represented by the Certificate(s) are free and clear of all liens, restrictions, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the surrender of the Certificate(s) surrendered herewith. All authority herein conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

 By signing below and complying with the other terms and conditions hereof, the undersigned, subject to the terms and conditions set forth in this Form of Irrevocable Election hereby (a) surrenders the Certificate(s) representing the FHP Preferred Shares listed in Box A (Certificate Information), and (b) irrevocably elects, with respect to all FHP Preferred Shares represented by the Certificate(s), to receive in the FHP Merger the Series A Merger Consideration whether or not the Series A Amendment is approved and waive such holder's rights to (1) exercise Special Conversion Rights; (2) receive As-If-Converted Merger Consideration; and (3) convert FHP Preferred Shares into shares of Common Stock of FHP. Further, the undersigned hereby irrevocably agrees not to gift, sell, hypothecate or in any other manner transfer such FHP Preferred Shares to any person who does not expressly accept such stock subject to such Irrevocable Election and agree to be bound thereby. Notwithstanding the foregoing, the restrictions imposed by this Irrevocable Election shall lapse if the Reorganization Agreement shall terminate in accordance with its terms prior to the Effective Time.

 To be completed by all person(s) surrendering certificates and executing this Form of Irrevocable Election. Please sign exactly as indicated on the Certificates.
 Signature(s): ________________________________________________________________
          _____________________________________________________________________
                                        _______________________________________
            Name(s) (Please Print)
                                        _______________________________________
            Title(s) (Please Print)
 Date:      ____________________         Telephone Number: ____________________
 Address:   ___________________________________________________________________
          _____________________________________________________________________

                          FORM OF IRREVOCABLE ELECTION
                         EXECUTION SECTION (CONTINUED)

BOX C

                              GUARANTY OF DELIVERY

 To be used only if Certificates are not surrendered herewith. (See Instruction A.) The undersigned (check appropriate boxes below) guarantees to deliver to the Irrevocable Election Agent at the appropriate address set forth above the Certificates for FHP Preferred Shares submitted with this Form of Irrevocable Election no later than 5:00 p.m., Eastern Standard Time, on January 2, 1997. Only persons falling within one of the categories specified in the boxes below may guaranty delivery.

/ / A member of a registered national    Firm:                  ----------------------------------------------
    securities exchange
                                         Authorized Signature:  ----------------------------------------------
/ / A member of the National             Address:               ----------------------------------------------
    Association of Securities Dealers,
    Inc.
                                                                ----------------------------------------------
/ / A commercial bank or trust company   Telephone Number:      ----------------------------------------------
    in the United States

                                  INSTRUCTIONS

    The Execution Section of this Form of Irrevocable Election should be properly filled in, dated, signed and delivered, together with the Certificates (unless delivery is guaranteed in Box C in accordance with Instruction A) as to which an Irrevocable Election is made, to the Irrevocable Election Agent at the appropriate address set forth on the front of this Form of Irrevocable Election. Please read and follow carefully the instructions regarding completion of this Form of Irrevocable Election set forth below. If you have any questions concerning this Form of Irrevocable Election or require any information or assistance, see Instruction F(6).

A.  TIME IN WHICH TO ELECT

    In order for an Irrevocable Election to be effective, the Irrevocable Election Agent must receive a properly completed Form of Irrevocable Election, accompanied by the Certificates representing FHP Preferred Shares currently held by you as to which an Irrevocable Election is made NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 27, 1996. STOCKHOLDERS SEEKING TO MAKE THE IRREVOCABLE ELECTION MUST DELIVER A PROPERLY COMPLETED FORM OF IRREVOCABLE ELECTION, ACCOMPANIED BY STOCK CERTIFICATES (OR A PROPER GUARANTY OF DELIVERY, AS DESCRIBED BELOW), NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON DECEMBER 27, 1996, IN ORDER TO ASSURE THAT THEIR FORM OF IRREVOCABLE ELECTION WILL BE RECEIVED BY THE ELECTION DEADLINE. Persons whose Certificates are not immediately available may also make an Irrevocable Election by completing this Form of Irrevocable Election and having Box C (Guaranty of Delivery) properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the Certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Irrevocable Election Agent no later than 5:00 p.m., Eastern Standard Time, on January 2, 1997 (the "Guaranteed Delivery Deadline").

    IF THE IRREVOCABLE ELECTION AGENT HAS NOT RECEIVED YOUR PROPERLY COMPLETED FORM OF IRREVOCABLE ELECTION, ACCOMPANIED BY YOUR STOCK CERTIFICATES, BY THE ELECTION DEADLINE (UNLESS BOX C (GUARANTY OF DELIVERY) HAS BEEN PROPERLY COMPLETED AND SUCH CERTIFICATES ARE RECEIVED BY THE IRREVOCABLE ELECTION AGENT BY THE GUARANTEED DELIVERY DEADLINE), THIS IRREVOCABLE ELECTION WILL NOT BE EFFECTIVE. SEE "THE MERGERS AND RELATED TRANSACTIONS--MERGER CONSIDERATION--FHP--IRREVOCABLE ELECTION BY THE FHP PREFERRED STOCKHOLDERS" IN THE JOINT PROXY STATEMENT/PROSPECTUS.

B.  ELECTION

    This Form of Irrevocable Election provides for your election, subject to the terms and conditions set forth hereunder and in the documents incorporated herein by reference, upon consummation of the FHP Merger to have each of the FHP Preferred Shares represented by the Certificates converted into the right to receive the Series A Merger Consideration.

    You should understand that your Irrevocable Election is subject to certain terms and conditions that are set forth in the Reorganization Agreement and described in the Joint Proxy Statement/Prospectus. The Reorganization Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A. Copies of the Joint Proxy Statement/Prospectus may be requested from the Irrevocable Election Agent as described in Instruction F(6) below. The delivery of this Form of Irrevocable Election to the Irrevocable Election Agent constitutes acknowledgment of the receipt of the Joint Proxy Statement/Prospectus. EACH HOLDER OF FHP PREFERRED SHARES IS STRONGLY ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY AND TO DISCUSS THE CONTENTS

THEREOF AND THIS FORM OF IRREVOCABLE ELECTION WITH HIS OR HER PERSONAL FINANCIAL AND TAX ADVISORS PRIOR TO DECIDING WHETHER TO MAKE THIS IRREVOCABLE ELECTION. THE TAX CONSEQUENCES TO A HOLDER OF FHP PREFERRED SHARES WILL VARY DEPENDING UPON A NUMBER OF FACTORS. FOR CERTAIN INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF AN IRREVOCABLE ELECTION, SEE "THE MERGERS AND RELATED TRANSACTIONS--CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THE JOINT PROXY STATEMENT/PROSPECTUS.

C.  IRREVOCABLE ELECTION

    By completing and submitting the Form of Irrevocable Election, you are irrevocably electing, subject to the terms and conditions set forth in this Form of Irrevocable Election, with respect to all FHP Preferred Shares represented by the Certificate(s), to receive in the FHP Merger the Series A Merger Consideration whether or not the Series A Amendment is approved and waive your rights to (1) exercise Special Conversion Rights; (2) receive As-If-Converted Merger Consideration; and (3) convert FHP Preferred Shares into shares of Common Stock of FHP. Further, you irrevocably agree not to gift, sell, hypothecate or in any other manner transfer such FHP Preferred Shares to any person who does not expressly accept such stock subject to such Irrevocable Election and agree to be bound thereby. Notwithstanding the foregoing, the restrictions imposed by this Irrevocable Election shall lapse if the Reorganization Agreement shall terminate in accordance with its terms prior to the Effective Time.

D.  FAILURE TO MAKE EFFECTIVE IRREVOCABLE ELECTION

    If you fail to make an effective Irrevocable Election, or if your Irrevocable Election is deemed by the Irrevocable Election Agent or FHP to be defective in any way, or if your Form of Irrevocable Election is not accompanied by your Certificates (unless Box C (Guaranty of Delivery) has been properly completed and such Certificates are received by the Irrevocable Election Agent by the Guaranteed Delivery Deadline), you will not receive the Series A Merger Consideration unless the Series A Amendment is approved and the FHP Merger is consummated. See "The Mergers and Related Transactions--Merger Consideration--FHP--Irrevocable Election by the FHP Preferred Stockholders" in the Joint Proxy Statement/Prospectus.

E.  SPECIAL CONDITIONS

    (1) ELECTION IRREVOCABLE. An Irrevocable Election may not be revoked by the person or persons making such election, or any heir, successor or assign thereof.

    (2) NULLIFICATION OF ELECTION. All Forms of Irrevocable Election will be void and of no effect if the FHP Merger is not consummated and the Reorganization Agreement is terminated, and Certificates submitted therewith shall be promptly returned to the persons submitting the same.

    (3) SHARES HELD BY NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES. Holders of record of FHP Preferred Shares who hold such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more Forms of Irrevocable Election covering the FHP Preferred Shares held by such Representative on behalf of the beneficial owners for whom the Representative is making an Irrevocable Election, provided, that such Representative certifies that each such Form of Irrevocable Election covers all the FHP Preferred Shares held by such Representative for a particular beneficial owner as to which such owner has made an Irrevocable Election. Any Representative who makes an Irrevocable Election may be required to provide the Irrevocable Election Agent with such documents and/or additional certifications, if requested, in order to satisfy the Irrevocable Election Agent that such Representative holds such FHP Preferred Shares for a particular beneficial owner of such shares. If any shares held by a Representative are not covered by an effective Form of Irrevocable Election, the beneficial owner of such shares will not receive the Series A Merger Consideration unless the Series A

Amendment is approved. See "The Mergers and Related Transactions--Merger Consideration--FHP-- Irrevocable Election by the FHP Preferred Stockholders" in the Joint Proxy Statement/Prospectus.

F.  GENERAL

    (1) EXECUTION AND DELIVERY. In order to make an effective Irrevocable Election, you must correctly fill in the Execution Section of the Form of Irrevocable Election. After dating and signing it, you are responsible for its delivery, accompanied by all Certificates (or a proper Guaranty of Delivery of such Certificates in Box C pursuant to Instruction A), to the Irrevocable Election Agent at the address set forth on the front of this Form of Irrevocable Election by the Election Deadline. YOU MAY CHOOSE ANY METHOD TO DELIVER THIS FORM OF IRREVOCABLE ELECTION. HOWEVER, YOU ASSUME ALL RISK OF NON-DELIVERY. IF YOU CHOOSE TO USE THE MAIL, IT IS RECOMMENDED THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE ALL STOCK CERTIFICATES. DELIVERY OF STOCK CERTIFICATES WILL BE DEEMED EFFECTIVE AND RISK OF LOSS WITH RESPECT TO SUCH CERTIFICATES SHALL PASS ONLY WHEN SUCH CERTIFICATES ARE ACTUALLY RECEIVED BY THE IRREVOCABLE ELECTION AGENT.

    (2) SIGNATURES. Except as otherwise permitted below, you must sign this Form of Irrevocable Election exactly the way your name appears on the face of your Certificates. If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the Certificates.

    (3) NOTICE OF DEFECTS; RESOLUTION OF DISPUTES. Neither FHP nor the Irrevocable Election Agent will be under any obligation to notify you or anyone else that the Irrevocable Election Agent has not received a properly completed Form of Irrevocable Election or that any Form of Irrevocable Election submitted is defective in any way.

    Any and all disputes with respect to an Irrevocable Election (including but not limited to matters relating to the Election Deadline, time limits, defects or irregularities in the surrender of any Certificate, and effectiveness of any Irrevocable Election) will be resolved by FHP and its decision will be conclusive and binding on all concerned. FHP may delegate this function to the Irrevocable Election Agent in whole or in part. Each of FHP or the Irrevocable Election Agent shall have the absolute right in its sole discretion to reject any and all Forms of Irrevocable Election and surrenders of Certificates which are deemed by either of them to be not in proper form or to waive any immaterial irregularities in any Form of Irrevocable Election or in the surrender of any Certificates. Surrenders of Certificates will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

    (4) RECEIPT OF PAYMENT. After consummation of the FHP Merger, you will receive a Letter of Transmittal from the Exchange Agent. Please fill out the Letter of Transmittal in accordance with its instructions and return it to the Exchange Agent. The Irrevocable Election Agent will transmit your Certificates to the Exchange Agent on your behalf.

    (5) LOST CERTIFICATES. If you are not able to locate your Certificate(s) representing FHP Preferred Shares, you should contact American Stock Transfer & Trust Company, FHP's transfer agent, at (718) 921-8206. In such event, the transfer agent will forward additional documentation which the stockholder must complete in order to effectively surrender such lost or destroyed Certificate(s). There will be a cost to replace lost Certificates.

    (6) QUESTIONS AND REQUESTS FOR INFORMATION OR ASSISTANCE. If you have any questions or need assistance to complete this Form of Irrevocable Election, or if you wish to obtain additional copies of the Form of Irrevocable Election or the Joint Proxy Statement/Prospectus, please contact the Irrevocable Election Agent at (718) 921-8206.